                                                             Exhibit 99.906CERT

      CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
         (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18,
                                  UNITED STATES CODE)


    In connection with the report of Reserve Tax-Exempt Trust (the "Registrant") on Form N-CSR (the "Report") filed with the Securities and Exchange Commission on August 9, 2004, each of the undersigned officers of the Registrant does hereby certify that, to the best of such officer's knowledge:

  1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended;

  2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.

Dated:  January 24, 2005


By:    /s/ Bruce R. Bent
       -----------------
       Name: Bruce R. Bent
       Title: Chairman and CEO


Dated:  January 24, 2005


By:    /s/ Arthur T. Bent III
       -----------------------
       Arthur T. Bent III
       Treasurer (Principal Financial Officer)

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.